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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


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
                                                                   STATE OF             PERCENT OF VOTING
SIGNIFICANT SUBSIDIARIES                                         INCORPORATION          SECURITIES OWNED
--------------------------------------------------------------------------------------------------------

American Bankers Insurance Company of Florida                       Florida                   100%

American Bankers Life Assurance Company of                          Florida                   100%
  Florida

American Reliable Insurance Company                                 Arizona                   100%

Bankers American Life Assurance Company                            New York                   100%

Bankers American Reinsurance Company                            Turks & Caicos                100%

Bankers Insurance Company Limited                               United Kingdom                100%

Caribbean American Life Assurance Company                         Puerto Rico                 100%

Caribbean American Property Insurance Company                     Puerto Rico                 100%

Voyager Group, Inc.                                                 Florida                   100%

Voyager Life and Health Insurance Company                           Georgia                   100%

Voyager Life Insurance Company                                      Georgia                   100%

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